Exhibit 99.1
Digi International Reports 11.9% Revenue Increase for Fourth Fiscal Quarter of 2008
Compared to Fourth Fiscal Quarter of 2007
Exceeds Street Consensus Revenue and Earnings Per Share Estimates For Fourth Quarter and Fiscal Year 2008
(Minneapolis, MN, October 30, 2008) — Digi International® Inc. (NASDAQ: DGII, www.digi.com) reported revenue of $50.4 million for the fourth fiscal quarter of 2008, compared with $45.1 million for the fourth fiscal quarter of 2007, an increase of $5.3 million, or 11.9%. Sarian Systems, Ltd. was acquired on April 28, 2008; revenue from Sarian-branded products was $3.3 million for the fourth fiscal quarter of 2008. Spectrum Design Solutions, Inc. was acquired on July 23, 2008; revenue from Spectrum was $0.8 million for the fourth fiscal quarter of 2008 from date of acquisition.
Digi reported revenue of $185.1 million for the fiscal year ended September 30, 2008, compared to $173.3 million for the fiscal year ended September 30, 2007, an increase of $11.8 million, or 6.8%. Sarian and Spectrum contributed $5.7 million and $0.8 million respectively from their dates of acquisition.
Below is a table setting forth certain GAAP and Non-GAAP results:

	GAAP Results
			Full Fiscal	Full Fiscal
(in thousands, except per share amounts)	Q4 2008	Q4 2007	Year 2008	Year 2007
Net Sales	$50,417	$45,070	$185,056	$173,263
Operating Income	$5,288	$6,211	$16,525	$20,328
Net Income	$3,599	$5,576	$12,351	$19,773
Net Income per Diluted Share	$0.14	$0.21	$0.47	$0.76

	Non-GAAP Results
					Full Fiscal		Full Fiscal
(in thousands, except per share amounts)	Q4 2008		Q4 2007		Year 2008		Year 2007
Operating Income	$5,288		$6,211		$18,770	(3)	$20,328
Net Income	$4,033	(1)	$4,679	(2)	$14,633	(4)	$15,444	(5)
Net Income per Diluted Share	$0.16	(1)	$0.18	(2)	$0.56	(4)	$0.59	(5)

Digi International Reports Fourth Fiscal Quarter 2008 Results

(1)	Non- GAAP net income and net income per diluted share for the fourth fiscal quarter of 2008 exclude a writedown of an impaired investment of $0.7 million, net of taxes, or $0.03 per diluted share, and a tax benefit of $0.3 million for the reversal of tax reserves associated with the closure of a prior tax year, or $0.01 per diluted share.

(2)	Non- GAAP net income and net income per diluted share for the fourth fiscal quarter of 2007 exclude a tax benefit of $0.9 million for the reversal of tax reserves and other discrete tax benefits, or $0.03 per diluted share.

(3)	Non- GAAP operating income for the full year 2008 excludes a charge for in- process research and development and other acquisition- related expenses totaling $2.2 million.

(4)	Non- GAAP net income and net income per diluted share for the full year 2008 exclude a charge for in- process research and development of $1.9 million and other acquisition- related expenses of $0.2 million, net of taxes, or $0.08 per diluted share, a writedown of an impaired investment of $0.7 million, net of taxes, or $0.03 per diluted share, and a tax benefit of $0.5 million for the reversal of tax reserves associated with the closure of a prior tax year, or $0.02 per diluted share.

(5)	Non- GAAP net income and net income per diluted share for the full year 2007 excludes a tax benefit of $4.3 million for the reversal of tax reserves and other discrete tax benefits, or $0.17 per diluted share.
A table with more detailed reconciliations between GAAP operating income and non-GAAP operating income, and between GAAP net income and net income per diluted share to non-GAAP net income and net income per diluted share, is provided later in this earnings release.
“I am very proud of the Digi team’s strong finish to a year that has provided external challenges that were unforeseen entering fiscal 2008,” said Joseph Dunsmore, Digi’s CEO. “Digi is financially strong and very well positioned to take market share in fiscal 2009, regardless of broader economic conditions. “
Revenue from embedded products in the fourth fiscal quarter of 2008 was $23.5 million compared to $20.6 million in the fourth fiscal quarter of 2007, an increase of $2.9 million, or 14.4%.  Revenue from non-embedded products was $26.9 million in the fourth fiscal quarter of 2008 compared to $24.5 million in the fourth fiscal quarter of 2007, an increase of 2.4 million, or 9.7%. Revenue from embedded products includes all Spectrum revenue of $0.8 million from date of acquisition. Revenue from non-embedded products includes all Sarian-branded revenue of $3.3 million for the fourth fiscal quarter of 2008.
Revenue in North America was $29.1 million in the fourth fiscal quarter of 2008, including all Spectrum revenue of $0.8 million, compared to $28.5 million in the fourth fiscal quarter of 2007 an increase of $0.6 million, or 2.3%.  Revenue in Europe was $14.5 million in the fourth fiscal quarter of 2008, including all Sarian-branded revenue of $3.3 million, compared to $10.8 million in the comparable quarter a year ago, an increase of $3.7 million, or 34.1%.  Revenue in the Asia Pacific region was $5.5 million in the fourth fiscal quarter of 2008, compared to $4.6 million in the fourth fiscal quarter of 2007, an increase of $0.9 million, or 19.3%. Latin American revenue was $1.3 million in the fourth fiscal quarter of 2008, compared to $1.2 million in the comparable quarter a year ago, an increase of $0.1 million, or 10.8%.
Gross profit was higher in the fourth fiscal quarter of 2008 compared to the same period in the prior year by $2.1 million, or 8.9%. The gross margin was 51.5% in the fourth fiscal quarter of 2008 compared to 52.8 % in the fourth fiscal quarter of 2007.   The gross margin was lower in the fourth fiscal quarter of 2008 than in the comparable period a year ago due to unfavorable product mix within both the embedded and non-embedded products, including sales of Sarian non-embedded products which provide lower gross profit margins.

Digi International Reports Fourth Fiscal Quarter 2008 Results
Total operating expenses in the fourth fiscal quarter of 2008 were $20.6 million, or 41.0% of revenue, compared to $17.6 million, or 39.1% of revenue, in the fourth fiscal quarter of 2007.  The increase in operating expenses in the fourth fiscal quarter of 2008 compared to the same quarter in the prior year is primarily due to incremental ongoing operating expenses for Sarian and Spectrum from their respective dates of acquisition as well as incremental operating expenses for sales, marketing and engineering as a result of Digi’s Drop-In Networking initiative.
Digi reported operating income of $5.3 million, or 10.5% of net sales, in the fourth fiscal quarter of 2008 compared to $6.2 million, or 13.8% of net sales, in the fourth fiscal quarter of 2007.
Digi’s investment portfolio included an investment in a bond issued by Lehman Brothers in the amount of $1.2 million. During the fourth fiscal quarter of 2008, Digi recorded a pre-tax, other than temporary impairment of $1.0 million which reduced net income by $0.7 million, after tax. This reflected the estimated permanent decline in value of this security precipitated by the bankruptcy of the security’s issuer. The charge reduced earnings per diluted share for the fourth fiscal quarter and full year fiscal 2008 by $0.03.
GAAP net income was $3.6 million in the fourth fiscal quarter of 2008, or $0.14 per diluted share, compared to $5.6 million, or $0.21 per diluted share, in the fourth fiscal quarter of 2007.   Non-GAAP net income and net income per diluted share for the fourth fiscal quarter of 2008 were $4.0 million, or $0.16 per diluted share, compared to $4.7 million, or $0.18 per diluted share for the fourth quarter of fiscal 2007. Please refer to the detailed reconciliation tables which reconcile GAAP net income and net income per diluted share to non-GAAP net income and net income per diluted share provided later in this earnings release.
Results for Fiscal Year Ended September 30, 2008
For the fiscal year ended September 30, 2008, Digi reported revenue of $185.1 million compared to revenue of $173.3 million for the fiscal year ended September 30, 2007, an increase of $11.8 million or 6.8%.  Revenue from embedded products in fiscal 2008 was $86.6 million, including all Spectrum revenue of $0.8 million from date of acquisition, compared to $74.4 million in fiscal 2007, an increase of $12.2 million, or 16.4%.  Revenue from non-embedded products, including Sarian-branded products revenue of $5.7 million from date of acquisition, was $98.5 million in fiscal 2008, compared to $98.9 million in the comparable period in 2007, a decrease of $0.4 million, or 0.4%.
Revenue in North America was $107.3 million in fiscal 2008, including revenue from Spectrum of $0.8 million from date of acquisition, compared to $112.0 million in the same period a year ago, a decrease of $4.7 million, or 4.2%.  Revenue in Europe, including all Sarian-branded products revenue of $5.7 million from date of acquisition, was $53.0 million for fiscal 2008 compared to $41.4 million in the comparable period a year ago, an increase of $11.6 million, or 28.0%. Revenue in the Asia Pacific region was $19.7 million in fiscal 2008 compared to $15.6 million in fiscal 2007, an increase of $4.1 million, or 26.1%. Revenue in Latin America was $5.1 million in fiscal 2008 compared to $4.3 million in fiscal 2007, an increase of $0.8 million, or 19.5%.
Digi reported operating income of $16.5 million, or 8.9% of net sales, in fiscal 2008 compared to $20.3 million, or 11.7% of net sales, in fiscal 2007.  Operating income for fiscal 2008 was $18.8 million, or 10.1% of net sales, excluding the charge for in-process research and development and other acquisition-related expenses of $2.2 million.

Digi International Reports Fourth Fiscal Quarter 2008 Results
For the fiscal year ended September 30, 2008, Digi reported GAAP net income of $12.4 million, or $0.47 per diluted share, compared to net income for the fiscal year ended September 30, 2007, of $19.8 million, or $0.76 per diluted share.  Non-GAAP net income and net income per diluted share for fiscal 2008 and 2007 were $14.6 million and $0.56, and $15.4 million and $0.59, respectively.
Digi’s cash and cash equivalents and marketable securities balance, including long-term marketable securities, was $73.7 million at September 30, 2008, a decrease of $13.9 million over the cash and cash equivalents and marketable securities balance at September 30, 2007. Both Sarian and Spectrum were acquired during fiscal 2008 for cash. These acquisitions represented the largest outflow of cash for the fiscal year. Please refer to the Condensed Consolidated Statements of Cash Flows which is included in this earnings release for additional cash flow details. At September 30, 2008, Digi’s current ratio was 5.9 to 1 compared to 6.3 to 1 at September 30, 2007.
2008 Corporate Highlights Included
Industry Recognition for Digi
•	In October 2007, Forbes named Digi as one of “America’s 200 Best Small Companies.” Digi was selected from a universe of about 2,400 companies, with criteria that included revenue, share price, return on equity, sustained sales, and net profit growth over twelve-month and five-year periods.

•	The 2008 Frost & Sullivan European High Speed Wireless Enterprise Routers Product Innovation of the Year Award was presented to UK-based Sarian Systems, a Digi company, in recognition of its HR series routers.
Digi Wireless Acquisitions
•	Digi acquired Spectrum Design Solutions Inc., a leading wireless design services firm. Adding wireless design services to Digi’s Drop-in Networking offering enables Digi to bring wireless customers to market faster.

•	Digi acquired Sarian Systems, Limited, a privately held U.K. based corporation and a leader in the European wireless router market. The acquisition extended Digi’s wireless portfolio and solidified the company’s position as a global leader in commercial grade cellular/wireless routers.
Digi Innovation
•	Fiscal year 2008 marked a year of accelerating innovation for Digi, with 30 new product launches as compared to 13 in fiscal 2007. Nineteen of the launches, or two-thirds, were wireless related.
Digi’s Wireless Drop-In Networking
•	Digi’s wireless Drop-In Networking initiative continued to pick up momentum with strong starter kit sales, heavy attendance at wireless webinars, and overall increasing wireless sales. Digi’s wireless revenue in Q408 was almost 30% of the Company’s total revenue. Drop-in Networking solutions provide end-to-end wireless connectivity to commercial grade electronic devices in locations where wired infrastructure doesn’t exist or satisfy customer needs.

Digi International Reports Fourth Fiscal Quarter 2008 Results
•	Digi launched a myriad of new wireless Drop-in Networking products to extend Digi’s wireless offering into new applications and markets. In fiscal year 2008, Digi introduced four new cellular routers, six new wireless gateways, five new embedded wireless modules, two completely new wireless product families, as well as wireless product variants for heavy industrial and hazardous environments.
•	Digi and TXU Energy partnered with Comverge, Inc. to launch the nation’s first ZigBee-enabled demand response program over broadband internet. Using a smart thermostat from Comverge and a Digi wireless gateway, this technology allows TXU to manage power loads and customers to manage their energy consumption over the internet.

Digi International Reports Fourth Fiscal Quarter 2008 Results
Reconciliation Tables:
Reconciliation of GAAP Operating Income to Non-GAAP Operating Income

	Three months ended September 30,				Twelve months ended September 30,
		% of net		% of net		% of net		% of net
(In thousands)	2008	sales	2007	sales	2008	sales	2007	sales

Operating income for the three months and twelve months ended September 30 (GAAP basis)	$5,288	10.5%	$6,211	13.8%	$16,525	8.9%	$20,328	11.7%

Purchase accounting inventory adjustment included in cost of sales	—		—		162		—

In-process research and development and other acquisition-related expenses included in total operating expenses	—		—		2,083		—

Operating income excluding in-process research and development and other acquisition-related expenses, net of taxes (Non-GAAP basis)	$5,288	10.5%	$6,211	13.8%	$18,770	10.1%	$20,328	11.7%

Reconciliation of GAAP Net Income and Net Income per Diluted Share to Non-GAAP
Net Income and Net Income per Diluted Share

	Three months ended September 30,				Twelve months ended September 30,
(In thousands, except per share amounts)	2008		2007		2008		2007
Net income and net income per common share, diluted (GAAP basis)	$3,599	$0.14	$5,576	$0.21	$12,351	$0.47	$19,773	$0.76

Purchase accounting inventory adjustment included in cost of sales	—	—	—		106	0.00	—

In-process research and development and other acquisition-related expenses included in total operating expenses	—	—	—		2,019	0.08	—

Write-down of impaired investment	743	0.03			663	0.03

Reversal of tax reserves and other discrete tax benefits	(309)	(0.01)	(897)	(0.03)	(506)	(0.02)	(4,329)	(0.17)

Net income and net income per common share, diluted, adjusted for in-process research and development and other acquisition-related expenses, net of taxes, writedown of impaired investment, net of taxes, and reversal of tax reserves and other discrete tax benefits (Non-GAAP basis)	$4,033	$0.16	$4,679	$0.18	$14,633	$0.56	$15,444	$0.59

Digi International Reports Fourth Fiscal Quarter 2008 Results
Guidance
For fiscal 2009, Digi projects revenue in a range of $200 million to $220 million, with a most likely revenue of $210 million, or an increase of 13.5% over fiscal year 2008. Digi projects GAAP earnings per diluted share to be in a range of $0.47 to $0.65, with a most likely earnings per diluted share of $0.56, or an increase of 19.1% over fiscal year 2008.
Fourth Quarter and Year-End 2008 Conference Call Details
Digi invites all those interested in hearing management’s discussion of its quarter, on Thursday, October 30, 2008 after market close at 5:00 p.m. EDT (4:00 p.m. CDT), to join the call by dialing 866-362-5158 and entering passcode 44465608. International participants may access the call by dialing 617-597-5397 and entering passcode 44465608. A replay will be available two hours after the completion of the call, and for one week following the call, by dialing 888-286-8010 for domestic participants or 617-801-6888 for international participants and entering access code 34421408 when prompted. Participants may also access a live webcast of the conference call through the investor relations section of Digi’s website, www.digi.com.
About Digi International
Digi International, based in Minneapolis, is the leader in device networking for business. Digi develops reliable products and technologies that enable companies to connect and securely manage local or remote electronic devices over the network or via the web.
Forward-Looking Statements
This press release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which generally can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “target,” “estimate,” “may,” “will,” “expect,” “plan,” “project,” “should,” or “continue” or the negative thereof or other variations thereon or similar terminology. Such statements are based on information available to management as of the time of such statements and relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market and statements regarding the Company’s mission and vision. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, including risks related to the highly competitive market in which the Company operates, rapid changes in technologies that may displace products sold by the Company, declining prices of networking products, the Company’s reliance on distributors, delays in the Company’s product development efforts, uncertainty in consumer acceptance of the Company’s products, continued or increasing weakness in North America and developing weakness in other regions due to changes in economic conditions, the current uncertainty in global economic conditions which could negatively affect product demand, the recent financial crises affecting the banking system and financial markets which could negatively impact the financial solvency of the Company’s customers and suppliers, the extreme volatility in fixed income, credit and equity markets which could result in actual amounts realized on the Company’s debt securities or other investments that differ significantly from current market values, the ability to achieve the anticipated benefits and synergies associated with acquisitions, and changes in the Company’s level of revenue or profitability. These and other risks, uncertainties and assumptions identified from time to time in the Company’s filings with the Securities and Exchange Commission, including without limitation, its annual report on Form 10-K for the year ended September 30, 2007 and its quarterly reports on

Digi International Reports Fourth Fiscal Quarter 2008 Results
Form 10-Q, could cause the Company’s future results to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. Many of such factors are beyond the Company’s ability to control or predict. These forward-looking statements speak only as of the date for which they are made. The Company disclaims any intent or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
This release includes non-GAAP operating income, non-GAAP net income and earnings per diluted share data.
Management understands that there are material limitations on the use of non-GAAP measures. Non-GAAP measures are not substitutes for GAAP measures, such as operating income or net income, for the purpose of analyzing financial performance. The disclosure of these measures does not reflect all charges and gains that were actually recognized by the Company. These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Digi believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Digi’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Digi’s results of operations in conjunction with the corresponding GAAP measures.
Digi believes that providing operating income and net income and earnings per diluted share exclusive of the impact of in-process research and development and other acquisition-related expenses, the write down of impaired investments, and the impact of the reversal of tax reserves and other discrete tax benefits permits investors to compare results with prior periods that did not include these items. Management uses the aforementioned non-GAAP measures to monitor and evaluate ongoing operating results and trends and to gain an understanding of the comparative operating performance of the Company. In addition, shareholders in the Company have expressed an interest in seeing financial performance measures exclusive of the impact of decisions relating to acquisitions, investments and taxes, which while important, are not central to the core operations of Digi’s business.
Investor Contacts:
S. (Kris) Krishnan
Digi International
952-912-3125
Email: S. (Kris) Krishnan
Erika Moran
The Investor Relations Group
212-825-3210
Email: The Investor Relations Group
For more information, visit Digi’s Web site at www.digi.com, or call 877-912-3444 (U.S.) or 952-912-3444 (International).

Digi International Reports Fourth Fiscal Quarter 2008 Result
Digi International Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three months ended September 30,		Twelve months ended September 30,
	2008	2007	2008	2007
Net sales	$50,417	$45,070	$185,056	$173,263
Cost of sales (exclusive of amortization of purchased and core technology shown separately below)	23,367	20,119	83,096	77,376
Amortization of purchased and core technology	1,110	1,132	4,091	4,541

Gross profit	25,940	23,819	97,869	91,346

Operating expenses:
Sales and marketing	9,666	8,397	36,879	33,499
Research and development	6,927	6,097	27,040	24,176
General and administrative	3,484	2,451	13,195	10,694
Intangibles amortization	575	663	2,330	2,649
Acquired in-process research and development	—	—	1,900	—

Total operating expenses	20,652	17,608	81,344	71,018

Operating income	5,288	6,211	16,525	20,328
Loss on impairment of investment	(1,015)	—	(1,015)	—
Interest income, net	645	1,011	3,405	3,396

Income before income taxes	4,918	7,222	18,915	23,724
Income tax provision	1,319	1,646	6,564	3,951

Net income	$3,599	$5,576	$12,351	$19,773

Net income per common share, basic	$0.14	$0.22	$0.48	$0.78

Net income per common share, diluted	$0.14	$0.21	$0.47	$0.76

Weighted average common shares, basic	25,585	25,476	25,659	25,259

Weighted average common shares, diluted	26,002	26,385	26,242	26,121

Digi International Report Fourth Fiscal Quarter 2008Results
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30, 2008	September 30, 2007
ASSETS

Current assets:
Cash and cash equivalents	$14,176	$18,375
Marketable securities	59,337	67,111
Accounts receivable, net	24,310	21,022
Inventories	30,240	26,130
Other	5,106	4,961

Total current assets	133,169	137,599

Marketable securities	179	2,081
Property, equipment and improvements, net	16,255	19,987
Identifiable intangible assets, net	34,032	24,214
Goodwill	86,578	66,817
Restricted cash	385	—
Other	818	1,128

Total assets	$271,416	$251,826

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Capital lease obligations, current portion	$267	$379
Accounts payable	10,343	6,554
Accrued compensation	5,981	7,080
Accrued warranty	1,214	1,155
Other accrued expenses	2,946	3,572
Income taxes payable	182	3,156

Total current liabilities	20,933	21,896

Capital lease obligations, net of current portion	78	358
Net deferred tax liabilities	7,582	6,667
Income taxes payable — long-term	4,358	—
Deferred payment on acquisition	5,575	—
Deferred gain on building sale — leaseback	956	—

Total liabilities	39,482	28,921

Total stockholders’ equity	231,934	222,905

Total liabilities and stockholders’ equity	$271,416	$251,826

Digi International Reports Fourth Fiscal Quarter 2008 Results
Digi International Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended	Twelve months ended
	September 30, 2008	September 30, 2008
Operating activities:
Net income	$3,599	$12,351
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property, equipment and improvements	594	2,488
Amortization of identifiable intangible assets and other assets	1,797	6,830
In-process research and development	—	1,900
Loss on impairment of investment	1,015	1,015
Gain on sale of property, equipment and improvements	91	(3)
Excess tax benefits from stock-based compensation	(7)	(184)
Stock-based compensation	995	3,697
Deferred income taxes	3,759	1,063
Other	480	702
Changes in operating assets and liabilities:
Accounts receivable	1,065	(1,838)
Inventories	(2,169)	(3,093)
Other assets	(157)	96
Accounts payable and accrued expenses	1,882	1,726
Income taxes payable	(3,901)	(2,680)

Net cash provided by operating activities	9,043	24,070

Investing activities:
Purchase of held-to-maturity marketable securities	(11,923)	(69,196)
Proceeds from maturities of held-to-maturity marketable securities	12,190	77,857
Acquisition of Sarian, Inc., net of cash acquired	—	(27,811)
Acquisition of Spectrum, net of cash acquired	(4,042)	(4,042)
Contingent purchase price payments related to business acquisitions	—	(1,315)
Increase in restricted cash — non-current	—	(392)
Proceeds from the sale of property, equipment, improvements	39	6,954
Purchase of property, equipment, improvements and certain other intangible assets	(1,858)	(4,425)

Net cash used in investing activities	(5,594)	(22,370)

Financing activities:
Payments on capital lease obligations	(68)	(361)
Borrowing on note payable	—	25,000
Payment on note payable	—	(25,000)
Excess tax benefits from stock-based compensation	7	184
Purchase of treasury stock	(5,104)	(5,104)
Proceeds from stock option plan transactions	20	1,699
Proceeds from employee stock purchase plan transactions	216	1,018

Net cash used in financing activities	(4,929)	(2,564)

Effect of exchange rate changes on cash and cash equivalents	(1,095)	(3,335)

Net decrease in cash and cash equivalents	(2,575)	(4,199)
Cash and cash equivalents, beginning of period	16,751	18,375

Cash and cash equivalents, end of period	$14,176	$14,176